UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) October 7, 2003
                               (October 6, 2003)


                               UnionBancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-28846              36-3145350
  ---------------------------    ---------------    ---------------------
  State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)             File Number)      Identification No.)


                     321 West Main Street, Ottawa, IL 61350
               -------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (815) 431-2720
             ------------------------------------------------------
               Registrant's telephone number, including area code

Item 5.           Other Events

                  On Monday, October 6, 2003, the Company issued a press release announcing that the two impaired commercial credits previously identified in the Company's August 14, 2003 press release and June 30, 2003 Form 10-Q have further deteriorated in the third quarter. As a result of the continued deterioration of these two loan relationships, the Company will specifically provide $3.5 million (or approximately $0.53 per fully diluted share, net after-tax) to its allowance for loan losses during the third quarter of 2003 for the losses incurred on these two credits. The test of the October 6, 2003 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

                  (a) Financial Statements of Business Acquired.
                      -----------------------------------------

                           None.

                  (b) Pro Forma Financial Information.
                      -------------------------------

                           None.

                  (c) Exhibits.
                      ---------

                      99.1  Press Release dated October 6, 2003.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UNIONBANCORP, INC.



Dated:  October 7, 2003            /s/ DEWEY R. YAEGER
                                   ---------------------------------------------
                                   Dewey R. Yaeger
                                   Interim President and
                                   Principal Executive Officer



Dated:  October 7, 2003            /s/ KURT R. STEVENSON
                                   ---------------------------------------------
                                   Kurt R. Stevenson
                                   Vice President and Principal Financial and
                                   Accounting Officer


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

                                  EXHIBIT INDEX

Exhibit Number
--------------

     99.1      Press Release, dated October 6, 2003 issued by UnionBancorp, Inc.


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